Exhibit 2.9


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MAGELLAN HEALTH SERVICES, INC.


                     1. The name of the Corporation is Magellan Health Services, Inc. (the "Corporation"). The name under which the Corporation was originally incorporated was Charter Medical Corporation. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 11, 1969 (the "Original Certificate of Incorporation.".

                     2. This Amended and Restated Certificate of Incorporation amends and restates the Original Certificate of Incorporation, as amended to date, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, without approval of the stockholders thereof pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Third Amended Plan of Reorganization of the Corporation dated as of August 18, 2003 (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), as confirmed on October 8, 2003 by order (the "Order") of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 03-40515 (PCB)). Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the Order.

                     3. All previously outstanding shares of capital stock of the Corporation will be cancelled on the Effective Date (as defined in Article Tenth hereof).

                     4. The text of the certificate of incorporation of the Corporation as amended and restated by this Amended and Restated Certificate of Incorporation reads in its entirety as follows:

                     ARTICLE FIRST: Name. The name of the Corporation is Magellan Health Services, Inc.

                     ARTICLE SECOND: Registered Office. The location and post office address of its registered office in this State is Corporation Service Company 7711 Centerville Road, Wilmington Delaware 19808.

                     ARTICLE THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended ("DGCL").

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                     ARTICLE FOURTH: Duration. The term of its existence is
perpetual.

                     ARTICLE FIFTH: Authorized Stock.

                     Part A: Authorized Number of Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 150,000,000 shares, consisting of: (i) 100,000,000 shares of Ordinary Common Stock, par value $.01 per share (the "Ordinary Common Stock"), (ii) 40,000,000 shares of Multiple and Variable Vote Restricted Convertible Common Stock, par value $.01 per share (the "Multi-Vote Common Stock") and (iii) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Ordinary Common Stock and the Multi-Vote Common Stock are hereinafter referred to collectively as "Common Stock." and no other class or series of capital stock of the Corporation shall be considered as "Common Stock" for purposes of the certificate of incorporation of the Corporation. No share of Multi-Vote Common Stock shall be issued by the Corporation at any time when there is not already outstanding a share of Multi-Vote Common Stock (except for the initial issuance of shares of Multi-Vote Common Stock as provided by the Plan in connection with the consummation of the reorganization of the Company under the Plan on or about the Effective Date (as defined in Article Tenth hereof)).

                     Part B: Certain Definitions. As used in this Amended and Restated Certificate of Incorporation, the following capitalized terms have the following respective meanings:

                     (1) "Affiliate" shall have the meaning ascribed thereto by Rule 12b-2 (as in effect on the Effective Date) promulgated under the Exchange Act.

                     (2) "Business Day" shall mean any day other than a Saturday, a Sunday, or any day on which banking institutions in Columbia, Maryland are required or authorized to close by law or executive order.

                     (3) "Control." The term "control" (including the term "controlled by"), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                     (4) "Equity Investor" means Onex American Holdings II LLC, a Delaware limited liability company, and a subsidiary of Onex.

                     (5) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time (and any successor statute).

                     (6) "Minimum Hold Condition" means, at any time, the state of affairs where (i) the number of outstanding shares of Multi-Vote Common Stock is at least 15.33% of the total number of shares of Common Stock issued on the Effective Date and (ii) the number of outstanding shares of Multi-Vote Common Stock is at least 10% of the aggregate number of shares of Common Stock then


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outstanding. The Minimum Hold Condition is not met if, at any time, the requirements of clause (i) or of clause (ii) of the immediately preceding sentence is not satisfied.

                     (7) "Onex" means Onex Corporation, a corporation organized and existing on the Effective Date under the laws of the Province of Ontario, Canada, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex in the shares of capital stock of the Corporation.

                     (8) "Onex Group" means the Equity Investor, Onex, Onex Partners and any entity at the time controlled by the Equity Investor, Onex or Onex Partners, each of which shall be considered "a member of the Onex Group" for purposes hereof. For purposes hereof, Onex shall be deemed to control any entity controlled by Mr. Gerald W. Schwartz so long as Mr. Gerald W. Schwartz controls Onex.

                     (9) "Onex Partners" means Onex Partners LP, a limited partnership organized and existing on the Effective Date under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex Partners in shares of capital stock of the Corporation.

                     (10) "R Squared" shall mean R(2) Investments, LDC ("Investments"), a limited duration company organized and existing on the Effective Date under laws of the Cayman Islands, Amalgamated Gadget, L.P. ("Amalgamated"), a limited partnership organized and existing on the Effective Date under the laws of the State of Texas and the investment manager of Investments, or any entity controlling, controlled by or under common control with Investments or Amalgamated, as well as any successor to all or substantially all the assets thereof, including any interest owned by R Squared in the shares of capital stock of the Corporation.

                     (11) "Transfer" with respect to shares of Common Stock means to sell, assign, donate, contribute, place in trust (including a voting trust), or otherwise voluntarily or involuntarily dispose of, directly or indirectly, such shares and shall include in the case of any member of the Onex Group other than Onex or Onex Partners that holds Multi-Vote Common Stock a change in control of such entity such that it is no longer within the Onex Group.

                     Part C: Powers, Privileges and Rights of the Common Stock. All shares of Common Stock (both shares of Ordinary Common Stock and shares of Multi-Vote Common Stock ) will be identical in all respects and will entitle the holders thereof to the same powers, privileges and rights, except as otherwise provided by law or the following provisions of this article or any other provision of the Corporation's certificate of incorporation from time to time in effect. Without limiting the foregoing provisions of this paragraph, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on the shares of Ordinary Common Stock, a like dividend or distribution shall be made on the shares of Multi-Vote Common Stock, and, whenever any dividend or distribution is made on the shares of Multi-Vote Common Stock, a like dividend or distribution


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shall be made on the shares of Ordinary Common Stock; provided, however, that at any time when shares of Multi-Vote Common Stock are outstanding no dividend or other distribution shall be payable in shares of Ordinary Common Stock or Multi-Vote Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Ordinary Common Stock or Multi-Vote Common
Stock (including a distribution pursuant to a stock split or a division of such class of stock or a recapitalization of the Corporation), unless only shares of Ordinary Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Ordinary Common Stock shall be distributed with respect to any outstanding shares of Ordinary Common Stock and simultaneously only a like number per share of shares of Multi-Vote Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Multi-Vote Common Stock and otherwise in all material respects having the same powers, privileges and rights as the securities distributed with respect to the shares of Ordinary Common Stock shall be distributed with respect to any outstanding shares of Multi-Vote Common Stock. The Corporation shall not subdivide or combine (by stock split, reverse stock split, recapitalization, merger, consolidation or other transaction) its shares of Ordinary Common Stock or Multi-Vote Common Stock, as the case may be, without in the same manner subdividing or combining its shares of Multi-Vote Common Stock or Ordinary
Common Stock, respectively.

                     Section 1: Mandatory Conversion and Optional Conversion of Shares of Multi-Vote Common Stock; Mandatory Conversion of Certain Shares of Ordinary Common Stock.

                     (a) Upon the Transfer of a share of Multi-Vote Common Stock to any person other than a member of the Onex Group, such share of Multi-Vote Common Stock Transferred shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other person (other than the effectuation of the Transfer), convert into one share of Ordinary Common Stock. The Corporation shall not register or otherwise give effect to a Transfer of shares of Multi-Vote Common Stock referred to in the foregoing sentence without reflecting the conversion of such shares into shares of Ordinary Common Stock and, as soon as practicable after the Corporation has knowledge of any Transfer of shares of Multi-Vote Common Stock as to which conversion of such shares into shares of Ordinary Common Stock is required, shall effectuate the conversion of such shares. For the purpose of effectuating the conversion of shares of Multi-Vote Common Stock into shares of Ordinary Common Stock in accordance with the provisions of this paragraph, the provisions of paragraph
(e) of this section shall apply. The Corporation shall require a legend on any certificate representing shares of Multi-Vote Common Stock indicating that the Transfer thereof may require conversion of such shares into shares of Ordinary Common Stock as provided by this paragraph.

                     (b) In the event any member of the Onex Group shall acquire any share of Ordinary Common Stock (other than pursuant to clause (c) of this section with respect to a conversion of all outstanding shares of Multi-Vote


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Common Stock into Ordinary Common Stock) at a time when a share of Multi-Vote
Common Stock is outstanding, the share of Ordinary Common Stock so acquired shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other person (other than the effectuation of the acquisition of the share of Ordinary Common Stock), convert into one share of Multi-Vote Common Stock. For the purpose of effectuating the conversion of shares of Ordinary Common Stock into shares of Multi-Vote Common Stock in accordance with the provisions of this paragraph, the provisions of paragraph
(e) of this section shall apply.

                     (c) The holders of at least two-thirds of the voting power of all the outstanding shares of Multi-Vote Common Stock shall be entitled to convert at any time in the manner provided by paragraph (d) of this section, all, but not less than all, of the outstanding shares of Multi-Vote Common Stock into shares of fully paid and non-assessable Ordinary Common Stock at the ratio of one share of Ordinary Common Stock for each share of Multi-Vote Common Stock so converted. In the event of any such conversion, each share of Multi-Vote Common Stock which remains outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other person, convert into one share of Ordinary Common Stock. For the purpose of effectuating the conversion of shares of Multi-Vote Common Stock into shares of Ordinary Common Stock in accordance with the foregoing sentence, the provisions of paragraph (e) of this section shall apply.

                     (d) The right to convert shares of Multi-Vote Common Stock into shares of Ordinary Common Stock as provided by paragraph (c) of this section shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into shares of Ordinary Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and the holder shall at such time also make payment or provision for payment of any taxes applicable to such Transfer if required by the following provisions of this subsection. As promptly as practicable following the surrender for conversion of a certificate representing shares to be converted with the notice and in the manner provided in this paragraph, and, in the event the conversion is effected in connection with a Transfer, the payment of any amount required by the provisions of this section to be paid by the holder in connection with such Transfer, the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent a certificate or certificates representing the number of whole shares of Ordinary Common Stock issuable upon such conversion, issued in such name or names as such


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holder may have directed. The issuance of certificates for shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares to be converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Ordinary Common Stock issuable upon such conversion; provided, however, that, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                     (e) In the event of any conversion effected automatically without notice pursuant to paragraph (a), (b) or (c) of this section, until the certificates representing shares which have been converted shall have been surrendered to the Corporation, such certificates shall represent the appropriate number of shares of Multi-Vote Common Stock or Ordinary Common Stock, as the case may be, into which the shares represented by such certificates shall have been converted. Upon surrender by any holder of certificates representing shares which have been automatically converted pursuant to paragraph (a), (b) or (c) of this section, the Corporation shall issue to such holder a new certificate or certificates representing the number of shares of Multi-Vote Common Stock or Ordinary Common Stock, as the case may be, into which the shares represented by the surrendered certificates shall have been converted, without charge to the holder, provided that, in the event conversion is effected in connection with a Transfer, all required stamp and transfer taxes required to be paid in connection with such Transfer shall have been paid. Upon conversion of such shares, all rights of the holder of the converted shares as such holder shall cease, and the holder of such converted shares and/or such holder's transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Ordinary Common Stock or Multi-Vote Common Stock, as the case may be, issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such


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automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                     (f) No adjustments in respect of dividends declared and payable on Common Stock (of any class), or any other security into which shares of Multi-Vote Common Stock or Ordinary Common Stock shall be convertible, shall be made upon the conversion of shares of Multi-Vote Common Stock or Ordinary Common Stock as provided in this section; provided, however, that, if a share of Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on the shares or other security into which such share is convertible but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or any default in payment of the dividend or distribution due before the conversion.

                     (g) In the event of a reclassification of the Ordinary Common Stock or the Multi-Vote Common Stock, or a recapitalization of the Corporation or similar transaction, as a result of which the shares of Ordinary Common Stock or Multi-Vote Common Stock are converted into or exchanged for another security, then a holder of Multi-Vote Common Stock or Ordinary Common Stock, as the case may be, shall be entitled to receive upon conversion of such holder's shares where permitted in accordance with the foregoing provisions of this section the amount per share of such other security that such holder would have received if such holder had converted any or all of such holder's shares of Multi-Vote Common Stock into Ordinary Common Stock, or all of such holder's shares of Ordinary Common Stock into Multi-Vote Common Stock, as the case may be, immediately prior to the record date of such reclassification, recapitalization or similar transaction.

                     (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Ordinary Common Stock (or any other security of the Corporation into which the Multi-Vote Common Stock becomes convertible), solely for the purpose of issuance upon conversion of the outstanding shares of Multi-Vote Common Stock, such number of shares of Ordinary Common Stock (or any other security of the Corporation into which the Multi-Vote Common Stock becomes convertible) that shall be issuable upon the conversion of all outstanding shares of Multi-Vote Common Stock.

                     (i) Shares of Multi-Vote Common Stock that are converted into shares of Ordinary Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Multi-Vote Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Multi-Vote Common Stock shall be re-issued at any time when no shares of Multi-Vote Common Stock are outstanding. Shares of Ordinary Common Stock that are converted into shares of Multi-Vote Common Stock as provided herein shall continue as authorized but unissued shares of Ordinary Common Stock and shall be available for reissue by the Corporation.


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                     Section 2. Voting Powers. Except as otherwise provided by
law, by the following provisions of this section or by Part D of this article or by any other provision of the Corporation's certificate of incorporation from time to time in effect, the holders of shares of Common Stock shall have the sole power to vote on all matters on which stockholders of the Corporation may vote (or to consent in lieu of a vote at a meeting) and on all matters on which the holders of Common Stock shall be entitled to vote (or consent in lieu of a vote at a meeting) the holders of shares of Ordinary Common Stock and the holders of shares of Multi-Vote Common Stock shall vote together as though holders of a single class of capital stock (or, if any holders of any other class or series of capital stock of the Corporation are entitled to vote together with the holders of Common Stock of any class, as though a single class with the holders of such other class or series as well as the holders of Common Stock) and shall have on each such matter the voting powers provided by the following provisions of this part.

                     (a) Holders of Ordinary Common Stock shall have one vote per share on all matters on which such holders are entitled to vote.

                     (b) Subject to the provisions of paragraph (c) and (e) of this section, on all matters on which the holders of Multi-Vote Common Stock are entitled to vote, holders of Multi-Vote Common Stock shall have the number of votes per share provided by the provisions of this section. As long as the Minimum Hold Condition continues to be satisfied at the time, whenever a vote is to be taken by (or consent in lieu of a vote at a meeting is to be given by) the holders of Common Stock (including with respect to the election of members of the Board of Directors of the Corporation), the aggregate number of votes to which the holders of Multi-Vote Common Stock shall be entitled shall equal the aggregate number of shares of Ordinary Common Stock outstanding and entitled to vote on the matter and the number of votes per share which a holder of a share of Multi-Vote Common Stock shall be entitled (which may be more than one vote per share or a fraction of a vote per share) shall equal such aggregate number of votes divided by the number of shares of Multi-Vote Common Stock outstanding, all with the result that the holders of Multi-Vote Common Stock in the aggregate shall be entitled to fifty percent of the number of votes to which all holders of Common Stock (including shares of Ordinary Common Stock and Multi-Vote Common Stock) are entitled. Whenever a vote is to be taken by (or a consent in lieu of a vote at a meeting is to be given by) the holders of Multi-Vote Common Stock as a separate class, each holder of Multi-Vote Common Stock shall be entitled to one vote per share, as provided in paragraph (c) of this section. Notwithstanding anything herein to the contrary, from and after such time as the Minimum Hold Condition first ceases to be satisfied, any and all special rights, powers and privileges associated with the Multi-Vote Common Stock shall cease, and the holder of a share of Multi-Vote Common Stock shall thereafter only have the same rights, powers and privileges as the holder of a share of Ordinary Common Stock, including that each holder of a share of Multi-Vote Common Stock shall only be entitled to have one vote per share.


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                     (c) In addition to any other voting right or power to which the holders of Multi-Vote Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Multi-Vote Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Multi-Vote Common Stock, and
(ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Multi-Vote Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Ordinary Common Stock as a result of such merger or consolidation. In respect of any matter as to which the holders of the Multi-Vote Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Multi-Vote Common Stock shall be required for approval.

                     (d) In addition to any other voting right or power to which the holders of Ordinary Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Ordinary Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Ordinary Common Stock, including any alteration, appeal or amendment of the last sentence of Part A of Article Fifth and the proviso in the first sentence of Section 1(i) of Part C of Article Fifth of this Amended and Restated Certificate of Incorporation and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Multi-Vote Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Ordinary Common Stock as a result of such merger or consolidation. In respect of any matter as to which the holders of the Ordinary Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Ordinary Common Stock shall be required for approval.

                     (e) With respect to the election of directors of the Corporation by the stockholders, as long as the Minimum Hold Condition is satisfied and except as otherwise provided in the resolution or resolutions fixing and determining the powers, privileges and rights of a series of Preferred Stock in effect as provided by Part D of Article Fifth hereof with respect to a director as to whose election the holders of such series of Preferred Stock are entitled to vote, the holders of Multi-Vote Common Stock, voting alone as a separate class, shall be entitled to elect the Class 1 Directors, the holders of Common Stock, voting as provided in paragraph (b) of this section, shall be entitled to elect the Class 2 Directors and the holders of Ordinary Common Stock, voting alone as a separate class, shall be entitled to elect the Class 3 Directors, in each case as the Class 1 Directors, Class 2 Directors and Class 3 Directors are designated in accordance with Part A of


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Article Sixth of this Amended and Restated Certificate of Incorporation. At such time as the Minimum Hold Condition is no longer satisfied, all directors of the Corporation shall be elected by vote of the holders of the Common Stock, both holders of Ordinary Common Stock and holders of Multi-Vote Common Stock, voting together as though a single class, as provided by the last sentence of Section 2(b) of this part, except as otherwise provided in the resolution or resolutions fixing and determining the powers, privileges and rights of a series of Preferred Stock in effect as provided by Part D of Article Fifth hereof with respect to a director as to whose election the holders of such series of Preferred Stock are entitled to vote. Except as otherwise provided in the resolution or resolutions fixing and determining the powers, privileges and rights of a series of Preferred Stock in effect as provided by Part D of Article Fifth with respect to a director as to whose election the holders of such series of Preferred Stock are entitled to vote, in any election of directors of the Corporation by the stockholders, the individual receiving the highest number of votes in favor of his or her election from the stockholders entitled to vote thereon shall be elected.

                     Section 3: Certain Restrictions on Transfer of Certain Shares of Common Stock; "Tag-Along Rights" of Certain Holders of Shares of Common Stock. Prior to the earlier of the third anniversary of the Effective Date or the date on which the Minimum Hold Condition is no longer met, no member of the Onex Group shall Transfer, and neither R Squared nor any Affiliate thereof shall Transfer (any such member of the Onex Group or R Squared or an Affiliate thereof, as the case may be, a "Selling Shareholder"), whether in one transaction or a series of related transactions, shares of Common Stock representing more than fifteen percent of the outstanding shares of Common Stock to any Person or group other than to one or more members of the Onex Group or an Affiliate of the Selling Shareholder who shall be subject to the same restrictions on Transfer as the transferor (a "Proposed Purchaser"), and the Corporation will not register or give effect to any such Transfer, unless (A) such Transfer (1) is pursuant to a bona fide underwritten public offering or other bona fide public distribution made either under an effective registration statement under the Securities Act of 1933, as amended (and from time to time in effect), or occurring outside of the United States within the meaning of Regulation S (as from time to time in effect) under such Act, (2) is in a transaction satisfying the requirements of Rule 144 (as from time to time in effect) under such Act, other than by reason of satisfying the provisions of Rule 144(k) thereof, (3) is effected through "brokers' transactions" within the meaning of Section 4(4) of such Act or a transaction with a "market maker" as defined in Section 3(c)(38) of the Exchange Act or (4) is effected through a prepaid variable share forward contract or other derivative contract (such as those known as TRACES or SAILS) or (B) all other holders of Common Stock are afforded the opportunity to participate in the transaction or series of transactions on the same terms per share as the Selling Shareholder, which requirement shall be deemed satisfied if the Transfer by the Selling Shareholder is pursuant to a tender offer by the Proposed Purchaser for Common Stock, or (C) in the case of a disposition of shares of Common Stock of a Selling Shareholder pursuant to a merger, consolidation, recapitalization or similar corporate transaction involving the Corporation, all holders of shares of Common Stock are


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entitled to receive in such transaction the same per share consideration (in amount and kind).

                     Part D: Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each such series having such powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby granted to the Board of Directors of the Corporation to issue from time to time shares of the Preferred Stock in one or more series, each such series to include such number of shares and to have such powers, preferences and rights as are stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and filed as required by the DGCL before such issuance and determining and fixing such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof (including without limitation, dividend rights, special voting rights or powers, conversion rights, redemption privileges and liquidation preferences), as shall in the discretion of the Board of Directors of the Corporation be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of Preferred Stock which may be redeemed, repurchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

                     Part E: Uncertificated Shares. Any or all classes and series of stock of the Corporation, or any part thereof, may be represented by uncertificated stock to the extent permitted by the DGCL. The rights and obligations of the holders of stock represented by certificates and the rights and obligations of the holders of uncertificated stock of the same class and series shall be identical.

                     Part F: Prohibition on Issuance of Nonvoting Equity Securities. Notwithstanding the foregoing provisions of this Article Fifth, the Board of Directors shall not issue or cause to be issued nonvoting shares of the Corporation or warrants, rights or options to acquire nonvoting shares of the Corporation (to the extent that issuance of nonvoting equity securities is prohibited by a debtor corporation by section 1123(a)(6) of the Bankruptcy
Code).

                     ARTICLE SIXTH: Management of the Corporation's Business and Affairs

                     Part A: The Board of Directors. The business and affairs of the Corporation shall be managed by or under the authority of the Board of Directors of the Corporation, which shall be constituted and act in accordance with law and the provisions of the certificate of incorporation and bylaws of the Corporation.

                     Section 1. Number of Members and Allocation to Classes. Commencing with the Effective Date, the number of members of the Board of Directors shall be nine and, thereafter, the number of members of the Board of Directors shall be as provided by the Bylaws. On the Effective Date, the members


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of the Board of Directors shall be as provided in the Order and each shall be allocated, as provided in the Order, to one of three classes, designated Class 1, Class 2 or Class 3, and of the nine initial directors as of the Effective Date, four shall be Class 1 Directors, two shall be Class 2 Directors and three shall be Class 3 Directors, as provided in the Order, and, until the time when the Minimum Hold Condition is no longer satisfied, the successors of each such director (including any successor to any director removed from office with or without cause pursuant to Section 3 of this Part A as of the Effective Date) shall also be allocated to, and designated as a director of, the same Class 1, Class 2 or Class 3 as such director who he or she succeeded (the directors so allocated to such class being "Class 1 Directors," "Class 2 Directors" and "Class 3 Directors," respectively). At such time as the Minimum Hold Condition shall no longer be satisfied, none of the directors shall be designated as Class 1 Directors, Class 2 Directors or Class 3 Directors. In the event of an increase in the number of members of the Board of Directors above nine at a time when directors are designated as Class 1 Directors, Class 2 Directors and Class 3 Directors, the directors who occupy the additional positions on the Board and who are not successors of the directors who were designated as Class 1 Directors, Class 2 Directors or Class 3 Directors as of the Effective Date, shall be allocated to and designated as Class 2 Directors, unless such directors are to be elected exclusively by the holders of one or more series of Preferred Stock as provided in the resolution or resolutions setting the designation, powers, preferences and rights of such series of Preferred Stock. Only the stockholders referred to in paragraph (e) of Section 2 of Part C of Article Fifth hereof and Section 2 of this article shall be entitled to vote on the election or removal (with or without Cause) of Class 1 Directors, Class 2 Directors or Class 3 Directors, respectively.

                     Section 2. Term of Office of Members. All of the directors (whether Class 1 Directors, Class 2 Directors or Class 3 Directors or not allocated to or designated as any of the Class 1 Directors, Class 2 Directors or Class 3 Directors and whether in office at a time when the Minimum Hold Condition is satisfied or at any time thereafter) shall be further divided into three classes, each class having a different three year term of office, as hereinafter further provided, except that of the initial directors as of the Effective Date three shall have a one year term of office, two shall have a two year term of office and four shall have a three year term of office, all as provided by the Order, such term of office in each case commencing with the Effective Date and ending at the earlier of (i) the first annual meeting of shareholders held in the calendar year next following the Effective Date or the annual meeting of shareholders held in the second calendar year following the Effective Date or the annual meeting of shareholders held in the third calendar year following the Effective Date and (ii) in each case, the election and qualification of his or her successor or upon his or her earlier death, incapacity, resignation or removal; provided, however, that any director elected exclusively by the holders of one or more series of Preferred Stock shall have such term of office as shall be provided in the resolution or resolutions fixing and determining the designation, powers, preferences and rights of such series of Preferred Stock in effect as provided by Part D of Article Fifth hereof. Each director selected as a successor to a director in office as of the Effective Date shall have the remaining term of office of the director he or she


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
succeeded, except that, if such successor director is elected at an annual meeting of shareholders at which the term of the director succeeded by such successor director expired, such term shall extend until the third succeeding annual meeting of shareholders.

                     Section 3. Selection and Removal of Directors. Except for the directors in office as of the Effective Date, the directors of the Corporation shall be elected by the stockholders entitled to vote thereon as provided by law and the certificate of incorporation and bylaws of the Corporation or, for so long as there shall be Class 1, Class 2 and Class 3 Directors, in the event of a vacancy in the office of a Class 1 or Class 2 Director, may be elected by the affirmative vote of a majority of the remaining Class 1 and Class 2 Directors, voting together or, in the event of a vacancy in the office of a Class 3 Director, may be elected by the affirmative vote of a majority of the remaining Class 3 Directors and, at such time as there are no longer Class 1 Directors, Class 2 Directors and Class 3 Directors, in the event of any vacancy may be elected by the affirmative vote of a majority of the remaining directors. After the Effective Date (and for so long as there shall be Class 1, Class 2 and Class 3 Directors), whenever a Class 1, Class 2 or Class 3 Director is to be elected by the stockholders, a Class 1 Director shall be elected by vote of the holders of the Multi-Vote Common Stock alone voting as a separate class, a Class 2 Director shall be elected by vote of the holders of the Common Stock (both Ordinary Common Stock and Multi-Vote Common Stock) and a Class 3 Director shall be elected by vote of the holders of the Ordinary Common Stock alone voting as a separate class, in each case as provided by section 2 of Part C of Article Fifth of this Amended and Restated Certificate of Incorporation. Once the Minimum Hold Condition is no longer satisfied, whenever a director is to be elected by the stockholders, such director shall be elected by the vote of the stockholders otherwise provided by law and the certificate of incorporation and bylaws of the Corporation. Election of directors need not be by ballot. Except as otherwise provided in the resolution or resolutions fixing and determining the powers, privileges and rights of a series of Preferred Stock in effect as provided by Part D of Article Fifth hereof with respect to the vote of the holders of such series on the removal of a director as to whose election the holders of such series were entitled to vote, any director may be removed from office with Cause (as hereinafter defined) and any Class 1 or Class 2 Director (and after the three-year anniversary of the Effective Date, any Class 3 Director) may be removed from office without Cause, in each case by the affirmative vote of the holders of Common Stock entitled to cast a majority of the votes which all holders of Common Stock entitled to vote on the election of such director's successor as set forth in paragraph (e) of section 2 of Part C of Article Fifth hereof would be entitled to cast at the meeting held to vote on removal of such director (whether such holders of Common Stock are holders of Ordinary Common Stock or holders of Multi-Vote Common Stock or both, as the case may be) (or by such written consent in lieu of a meeting of holders of Common Stock as provided for such action by law and the certificate of incorporation and bylaws of the Corporation). For purposes hereof, "Cause" for the removal of a director shall mean conviction of a felony, any act of dishonesty in respect of the Corporation or a breach of fiduciary duty to the Corporation.

                     Part B: Certain Affiliate Transactions. Until the Minimum Hold Condition is not met, all transactions between the Corporation and any member of the Onex Group (other than transactions and agreements contemplated by the Plan), as such transactions may be identified in good faith by the Class 3 Directors, must be approved, in addition to approval by any vote of the Board of Directors or stockholders of the Corporation required by law or the certificate of incorporation or bylaws of the Corporation, by the affirmative vote of a majority of the Class 3 Directors; provided, however, that, by such vote of the Class 3 Directors, the Class 3 Directors may delegate to one or more officers of the Corporation approval of a class of such transactions which the Class 3 Directors in good faith have determined is immaterial to the Corporation.

                     Part C: Certain Business Acquisition Transactions. The Corporation may not consummate any acquisition of any business prior to the 210th day following the Effective Date unless such transaction has been approved by the affirmative vote of a majority of the members of the Board of Directors of the Corporation (assuming no vacancies on the Board of Directors), excluding the two Class 1 Directors identified, as indicated in the Order, as designated by the Equity Investor and who are not members of management and who are not identified therein as independent directors.

                     Part D: Director Liability. A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this part nor the adoption of any provision of the certificate of incorporation of the Corporation inconsistent with this part shall eliminate or reduce the effect of this part in respect of any matter occurring, or any cause of action, suit or claim that, but for this part, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                     Part E: Indemnification of Directors, Officers, Employees and Agents. To the fullest extent permitted by law from time to time in effect, the Corporation shall indemnify persons who, from and after the Effective Date, serve as its directors or officers and shall advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings and may, by provisions in its bylaws, by contract and by any other means permitted by law, establish reasonable procedures for the making of such indemnification and advancement of expenses and may further obligate itself to provide indemnification or to advance expenses to such persons and may purchase insurance with respect to liabilities imposed on its directors and officers and set apart funds to provide for the payment thereof. To the fullest extent permitted by law from time to time in effect, the Corporation may indemnify persons who before the Effective Date served as directors or officers of the Corporation and persons who, before or after the Effective Date, serve as its employees or agents and may advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings and may, by provisions in its bylaws, by contract and by any other means permitted by law, obligate itself to provide indemnification or to advance expenses to such persons and may purchase insurance with respect to liabilities imposed on its employees and agents and set apart funds to provide for the payment thereof. Neither amendment nor repeal of this part nor the adoption of any provision of the certificate of incorporation of the Corporation inconsistent with this part shall eliminate or reduce the effect of this part in respect of any matter occurring, or any cause of action, suit or claim that, but for this part, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                     ARTICLE SEVENTH: By-Laws: In furtherance and not in limitation of the powers conferred by law and subject to any limitations contained in the certificate of incorporation of the Corporation, the by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon; provided, however, that so long as the Minimum Hold Condition is satisfied, any amendment to, repeal of, or adoption of any provision inconsistent with Sections 2, 3, 4, 11(d) (and 11(f) to the extent it relates to 11(d)) of Article III, Article IX or the proviso of Article X of the by-laws shall also require the affirmative vote of a majority of the Class 3 Directors.

                     ARTICLE EIGHTH: Amendment of the Certificate of Incorporation.

                     (a) The certificate of incorporation of the Corporation may be amended, modified or repealed and new provisions adopted as permitted by law and this Amended and Restated Certificate of Incorporation, including the affirmative vote of any class or series of capital stock of the Corporation, voting as though a separate class, required by law for any amendment which adversely affects the powers, privileges or rights of such class or series of stock as provided hereby; provided, however, that, so long as the Minimum Hold Condition is satisfied, any amendment to, repeal of, or adoption of any provision inconsistent with, Parts A, B and C of Article Sixth, the proviso in Article Seventh and this first proviso of this Article Eighth of this Amended and Restated Certificate of Incorporation and any definitions used in such provisions shall also require the affirmative vote of a majority of the Class 3 Directors, and provided, further, that any amendment to or repeal of Section 3 of Part C of Article Fifth and this second proviso of Article Eighth of this Amended and Restated Certificate of Incorporation and any definitions used in such provisions shall require the approval of the Equity Investor and R Squared.

                     (b) Any powers, privileges or rights granted pursuant hereto are subject to alteration, amendment or repeal as provided herein.

                     ARTICLE NINTH: DGCL Section 203. The Corporation elects not to be governed by Section 203 of the DGCL.


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
                     ARTICLE TENTH Effective Time. This Amended and Restated Certificate of Incorporation shall become effective, in accordance with the DGCL, upon filing with the office of the Secretary of State of the State of Delaware (the date of such effectiveness, the "Effective Date").



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                     IN WITNESS WHEREOF, the undersigned, a duly authorized
officer of the Corporation, has duly executed this Amended and Restated Certificate of Incorporation on this ___ day of January, 2004.



                                      /s/ Mark S. Demilio
                                      -------------------------------------
                                      Name: Mark S. Demilio
                                      Title: Executive Vice President and
                                             Chief Financial Officer
























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